EXHIBIT 99.2

PROXY

Nuevo Energy Company

1021 Main Street, Suite 2100, Houston Texas 77002

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Special Meeting on May 14, 2004

The undersigned hereby constitutes and appoints James L. Payne and Bruce K. Murchison and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote all of the shares of Common Stock of Nuevo Energy Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Four Seasons Hotel, 1300 Lamar, Houston, Texas 77010 on Friday, May 14, at 9:30 a.m., 2004, as designated on the reverse side and in their discretion on any other business or matters that may properly come before the meeting and at any adjournments or postponements thereof, including an adjournment or postponement for the purpose of soliciting additional proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AGREEMENT AND PLAN OF MERGER.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(continued on the reverse side)

Please Detach and Mail in the Envelope Provided

A ☒ Please mark your votes as in this example.

1. Adoption of the merger agreement with respect to and approve the merger of either: (i) Nuevo Energy Company and Plains Exploration & Production Company or (ii) Nuevo and PXP California Inc., a wholly owned subsidiary of Plains, in either case, as a result of the transactions contemplated by the Agreement and Plan of Merger, dated February 12, 2004, by and among Plains, PXP California and Nuevo.

FOR	AGAINST	ABSTAIN
☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE MEETING FOR

THE PURPOSE OF SOLICITING ADDITIONAL PROXIES FOR OR AGAINST A GIVEN PROPOSAL.

Please check box if you plan to attend the Special Meeting on May 14, 2004.    ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

SIGNATURE(S)	Date:

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as executor, administrator, trustee or guardian, please indicate your full title as such.